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                                                                   EXHIBIT 23(d)


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS



     We hereby consent to the references to Netherland, Sewell & Associates, Inc. as experts in the field of petroleum engineering in the Registration Statement (Form S-8) and related prospectus of Barrett Resources Corporation dated June 2, 1999 and to all references to our Firm included in this Registration Statement.



               NETHERLAND, SEWELL & ASSOCIATES, INC.



               By: /s/ Clarence M. Netherland
                  -------------------------------------
                    Clarence M. Netherland
                      Chairman

Dallas, Texas
June 2, 1999